Exhibit 8.1

February 22, 2013

Wells Fargo & Company,

  420 Montgomery Street,

    San Francisco, California 94104.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $5,346,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the EURO STOXX 50® Index as described in the Company’s Pricing Supplement No. 294 dated February 14, 2013 (“Pricing Supplement 294”) to the Prospectus Supplement dated April 13, 2012 (the “Prospectus Supplement”) and the Prospectus dated April 13, 2012 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Registration Statement”); (ii) $28,205,000 aggregate principal amount of Medium-Term Notes, Series K, Notes due February 22, 2030 as described in the Company’s Pricing Supplement No. 289 dated February 19, 2013 (“Pricing Supplement 289”) to the Prospectus Supplement and the Prospectus; and (iii) $4,455,000 aggregate principal amount of Medium-Term Notes, Series K, Notes Linked to 3 Month LIBOR due February 22, 2021 as described in the Company’s Pricing Supplement No. 290 dated February 19, 2013 (“Pricing Supplement 290”) to the Prospectus Supplement and the Prospectus. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplement 294 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 294, Pricing Supplement 289, and Pricing Supplement 290.

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplement 294 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 294, Pricing Supplement 289, and Pricing Supplement 290, and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP